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                                                                     EXHIBIT 21



                          SUBSIDIARIES OF THE COMPANY

         The following table sets forth all subsidiaries of Smith
International, Inc., other than inactive and insignificant subsidiaries that, considered in the aggregate, would not constitute a significant subsidiary, indicating the percentage of issued and outstanding voting securities beneficially owned by it:

                                                                             % of Direct
                                  Where                                      and Indirect
Name of Subsidiary                Incorporated                                Ownership
------------------                ------------                               ------------
Smith Internacional,
 S.A. de C.V.                     Mexico                                     l00%
Omega II Insurance Ltd.           Bermuda                                    l00%
S.I. Nederland B.V.               Netherlands                                l00%
Smith International
 Acquisition Corp.                Delaware                                   100%
Smith International
 Australia (Pty) Ltd.             Australia                                  l00%
Smith International
 Canada Ltd.                      Canada                                     l00%
Smith International
 do Brasil Ltda.                  Brazil                                     l00%
Smith International
 Deutschland GmbH                 Germany                                    l00%
Smith International
 Gulf Services Ltd.*              U.A.E.                                      49%
Smith International
 France, S.A.R.L.                 France                                     l00%
Smith International
 Italia, S.p.A.                   Italy                                      l00%
Smith International
 (North Sea) Ltd.                 Scotland                                   l00%
Smith Internacional
 de Venezuela, C.A.               Venezuela                                  l00%
__________________________________________________________________________________


* Not consolidated; accounted for on the equity method of accounting.

Except as indicated, all of the above subsidiaries are included in the Company's consolidated financial statements.